Exhibit 99.1

Willdan Group Reports

Third Quarter 2024 Results

ANAHEIM, Calif. –October 31, 2024 – Willdan Group, Inc. (“Willdan”) (Nasdaq: WLDN) today reported financial results for its third quarter ended September 27, 2024.

Third Quarter 2024 Highlights*

●	Contract revenue of $158.3 million, up 19.2%.
●	Net revenue** of $75.7 million, up 15.9%.
●	Net income of $7.3 million, up from net income of $1.6 million.
●	Adjusted EBITDA** of $15.2 million, up 49.7%.
●	GAAP Diluted EPS of $0.51, up from $0.11.
●	Adjusted Diluted EPS** of $0.73, up from $0.37.

Executive Management Comments

“We delivered strong third-quarter results exceeding consensus estimates and our own expectations across all key metrics,” said Mike Bieber, Willdan’s President and Chief Executive Officer. “Growth in electrification and electric load continue to drive demand for our energy transition services. Our upfront consulting allows us to navigate policies and the funding landscape to best achieve our clients’ goals. Accordingly, we are cross-selling work more effectively than ever before. In late October, we strengthened our position in the commercial market with the acquisition of Enica Engineering, an energy consulting firm specialized in work for the pharmaceutical, healthcare, and research industries. Given our solid performance and the ongoing momentum, we are raising our full-year targets for fiscal year 2024.”

Nine Months Year to Date 2024 Highlights*

●	Contract revenue of $421.7 million, up 19.0%.
●	Net revenue** of $217.1 million, up 14.9%.
●	Net income of $14.9 million, up from net income of $2.9 million.
●	Adjusted EBITDA** of $39.1 million, up 38.3%.
●	GAAP Diluted EPS of $1.05, up from $0.21.
●	Adjusted Diluted EPS** of $1.70, up from $0.95.

Fiscal Year 2024 Financial Targets

Willdan is increasing all of its financial targets for fiscal year 2024 and now expects¥:

●	Net revenue** between $285 million and $295 million.
●	Adjusted EBITDA** between $52 million and $54 million.
●	Adjusted Diluted EPS** between $2.15 per share and $2.25 per share.

Assumes 14.2 million diluted shares, 14% effective tax rate, and no future acquisitions.

*As compared to the same period of fiscal 2023.

**See “Use of Non-GAAP Financial Measures” below.

¥These updated financial targets supersede any previously disclosed financial targets and investors should not rely on any previously disclosed financial targets, and do not include any uncompleted or future acquisitions.

Third Quarter 2024 Conference Call

Willdan will be hosting a conference call to discuss its third quarter financial results today, at 5:30 p.m. Eastern/2:30 p.m. Pacific. To access the call, listeners should dial 877-407-2988 (or 201-389-0923). The conference call will be webcast simultaneously on Willdan’s website at https://edge.media-server.com/mmc/p/iquygsco.

A replay of the conference call will be available through Willdan’s website at https://ir.willdangroup.com/events-presentations.

About Willdan Group, Inc.

Willdan is a nationwide provider of professional, technical and consulting services to utilities, government agencies, and private industry. Willdan’s service offerings span a broad set of complementary disciplines that include electric grid solutions, energy efficiency and sustainability, engineering and planning, and municipal financial consulting. For additional information, visit Willdan's website at www.willdan.com.

Use of Non-GAAP Financial Measures

“Net Revenue,” defined as contract revenue as reported in accordance with U.S. generally accepted accounting principles (“GAAP”) minus subcontractor services and other direct costs, is a non-GAAP financial measure. Net Revenue is a supplemental measure that Willdan believes enhances investors’ ability to analyze Willdan’s business trends and performance because it substantially measures the work performed by Willdan’s employees. In the course of providing services, Willdan routinely subcontracts various services. Generally, these subcontractor services and other direct costs are passed through to Willdan’s clients and, in accordance with GAAP and industry practice, are included in Willdan’s revenue when it is Willdan’s contractual responsibility to procure or manage such subcontracted activities. Because subcontractor services and other direct costs can vary significantly from project to project and period to period, changes in revenue may not necessarily be indicative of Willdan’s business trends. Accordingly, Willdan segregates subcontractor services and other direct costs from revenue to promote a better understanding of Willdan’s business by evaluating revenue exclusive of subcontract services and other direct costs associated with external service providers. A reconciliation of Willdan’s contract revenue as reported in accordance with GAAP to Net Revenue is provided at the end of this press release. A reconciliation of targeted contract revenue for fiscal year 2024 as reported in accordance with GAAP to targeted Net Revenues for fiscal year 2024, which is a forward-looking non-GAAP financial measure, is not provided because Willdan is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty of predicting the subcontractor services and other director costs that are subtracted from contract revenues in order to derive Net Revenues. While subcontractor costs have increased recently, subcontractor costs can vary significantly from period to period. Subcontractor costs and other direct costs were 52.2% and 47.1% of contract revenue for the quarter ended September 27, 2024 and fiscal year 2023, respectively, and 50.8% and 47.2% for the quarter ended September 29, 2023 and fiscal year 2022, respectively.

“Adjusted EBITDA,” defined as net income plus interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, and gain on sale of equipment, is a non-GAAP financial measure. Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure Willdan’s operating performance. Willdan believes Adjusted EBITDA is useful because it allows Willdan’s management to evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods, capital structure and non-operating expenses. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.

Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s costs of capital and stock-based compensation, as well as the historical costs of depreciable assets. A reconciliation of net income as reported in accordance with GAAP to Adjusted EBITDA is provided at the end of this press release. A reconciliation of targeted net income for fiscal year 2024 as reported in accordance with GAAP to Adjusted EBITDA for fiscal year 2024, which is a forward-looking non-GAAP financial measure, is not provided because Willdan is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty of predicting the interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, and gain on sale of equipment that are subtracted from net income in order to derive Adjusted EBITDA.

“Adjusted Net Income,” defined as net income plus stock-based compensation, intangible amortization, interest accretion, refinancing costs, and tax benefit distribution, each net of tax, is a non-GAAP financial measure.

“Adjusted Diluted EPS,” defined as net income plus stock-based compensation, intangible amortization, interest accretion, refinancing costs, and tax benefit distribution, each net of tax, all divided by the diluted weighted-average shares outstanding, is a non-GAAP financial measure. Adjusted Net Income and Adjusted Diluted EPS are supplemental measures used by Willdan’s management to measure its operating performance. Willdan believes Adjusted Net Income and Adjusted Diluted EPS are useful because they allow Willdan’s management to more closely evaluate and explain the operating results of Willdan’s business by removing certain non-operating expenses.

Reconciliations of net income as reported in accordance with GAAP to Adjusted Net Income and diluted EPS as reported in accordance with GAAP to Adjusted Diluted EPS are provided at the end of this press release. Reconciliations of targeted net income as reported in accordance with GAAP to targeted Adjusted Net Income for fiscal year 2024, which is a forward-looking non-GAAP financial measure, and targeted diluted EPS as reported in accordance with GAAP to targeted Adjusted Diluted EPS for fiscal year 2024, which is a forward-looking non-GAAP financial measure, are not provided because Willdan is unable to provide such reconciliations without unreasonable effort. The inability to provide such reconciliations is due to the uncertainty and inherent difficulty of predicting the stock-based compensation, intangible amortization, and interest accretion, each net of tax, that are subtracted from net income and diluted EPS in order to derive Adjusted Net Income and Adjusted Diluted EPS, respectively.

Willdan’s definitions of Net Revenue, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS have limitations as analytical tools and may differ from other companies reporting similarly named measures or from similarly named measures Willdan has reported in prior periods. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenue, net income and diluted EPS.

Forward Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, assumptions, aims, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding financial targets for fiscal year 2024. All statements other than statements of historical fact included in this press release are forward-looking statements. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Important factors that could cause actual results to differ materially from its expectations include, but are not limited to, Willdan’s ability to adequately complete projects in a timely manner, Willdan’s ability to compete successfully in the highly competitive energy services market, Willdan’s reliance on work from its top ten clients; changes in state, local and regional economies and government budgets; Willdan’s ability to win new contracts, to renew existing contracts and to compete effectively for contracts awarded through bidding processes; Willdan’s ability to make principal and interest payments on its outstanding debt as they come due and to comply with financial covenants contained in its debt agreements; Willdan’s ability to manage supply chain constraints, labor shortages, rising interest rates, and rising inflation; Willdan’s ability to obtain financing and to refinance its outstanding debt as it matures; Willdan’s ability to successfully integrate its acquisitions and execute on its growth strategy; and Willdan’s ability to attract and retain managerial, technical, and administrative talent.

All written and oral forward-looking statements attributable to Willdan, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements and risk factors disclosed from time to time in Willdan’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 29, 2023, as such disclosures may be amended, supplemented or superseded from time to time by other reports Willdan files with the Securities and Exchange Commission, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release unless required by law.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	September 27,	December 29,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$53,106	$23,397
Restricted cash	—	—
Accounts receivable, net of allowance for doubtful accounts of $1,465 and $866 at September 27, 2024 and December 29, 2023, respectively	63,109	69,677
Contract assets	104,236	93,885
Other receivables	2,359	1,169
Prepaid expenses and other current assets	5,329	3,888
Total current assets	228,139	192,016
Equipment and leasehold improvements, net	28,955	27,097
Goodwill	131,144	131,144
Right-of-use assets	14,366	12,465
Other intangible assets, net	26,541	31,956
Other assets	3,447	4,949
Deferred income taxes, net	14,661	15,961
Total assets	$447,253	$415,588
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$38,007	$33,193
Accrued liabilities	58,521	54,129
Contract liabilities	15,202	13,183
Notes payable	10,137	8,452
Finance lease obligations	1,175	1,186
Lease liability	5,509	4,537
Total current liabilities	128,551	114,680
Notes payable, less current portion	81,757	88,979
Finance lease obligations, less current portion	1,453	1,184
Lease liability, less current portion	10,593	9,758
Other noncurrent liabilities	938	1,142
Total liabilities	223,292	215,743

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000 shares authorized; 14,117 and 13,682 shares issued and outstanding at September 27, 2024 and December 29, 2023, respectively	141	137
Additional paid-in capital	195,168	185,795
Accumulated other comprehensive income (loss)	(807)	(664)
Retained earnings	29,459	14,577
Total stockholders’ equity	223,961	199,845
Total liabilities and stockholders’ equity	$447,253	$415,588

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2024	2023	2024	2023
Contract revenue	$158,252	$132,738	$421,737	$354,418

Direct costs of contract revenue (inclusive of directly related depreciation and amortization):
Salaries and wages	24,088	21,856	69,247	63,568
Subcontractor services and other direct costs	82,563	67,454	204,667	165,508
Total direct costs of contract revenue	106,651	89,310	273,914	229,076

Gross profit	51,601	43,428	147,823	125,342

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	25,876	23,805	78,449	68,606
Facilities and facility related	2,381	2,303	7,231	7,200
Stock-based compensation	2,020	1,244	5,355	4,064
Depreciation and amortization	3,716	4,190	10,937	12,518
Other	8,934	8,049	25,368	22,629
Total general and administrative expenses	42,927	39,591	127,340	115,017

Income (Loss) from operations	8,674	3,837	20,483	10,325

Other income (expense):
Interest expense, net	(1,934)	(2,437)	(6,031)	(7,110)
Other, net	763	879	2,293	1,392
Total other expense, net	(1,171)	(1,558)	(3,738)	(5,718)

Income (Loss) before income taxes	7,503	2,279	16,745	4,607
Income tax (benefit) expense	157	713	1,863	1,712
Net income (loss)	7,346	1,566	14,882	2,895

Other comprehensive income (loss):
Unrealized gain (loss) on derivative contracts, net of tax	(678)	—	(143)	—
Comprehensive income (loss)	$6,668	$1,566	$14,739	$2,895

Earnings (Loss) per share:
Basic	$0.53	$0.12	$1.08	$0.22
Diluted	$0.51	$0.11	$1.05	$0.21

Weighted-average shares outstanding:
Basic	13,930	13,462	13,753	13,357
Diluted	14,358	13,709	14,130	13,563

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	September 27,	September 29,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$14,882	$2,895
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	10,937	12,518
Other non-cash items	459	511
Deferred income taxes, net	1,300	1,196
(Gain) loss on sale/disposal of equipment	(13)	(63)
Provision for doubtful accounts	806	194
Stock-based compensation	5,355	4,064
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	5,762	(6,335)
Contract assets	(10,351)	4,530
Other receivables	(1,190)	3,306
Prepaid expenses and other current assets	(1,441)	1,175
Other assets	1,456	(4,993)
Accounts payable	4,814	3,922
Accrued liabilities	3,910	(2,658)
Contract liabilities	2,019	2,821
Right-of-use assets	(94)	1,029
Net cash (used in) provided by operating activities	38,611	24,112
Cash flows from investing activities:
Purchase of equipment, software, and leasehold improvements	(6,074)	(7,583)
Proceeds from sale of equipment	29	68
Cash paid for acquisitions, net of cash acquired	—	(1,600)
Net cash (used in) provided by investing activities	(6,045)	(9,115)
Cash flows from financing activities:
Payments on contingent consideration	—	(4,000)
Payment on restricted cash	—	(10,679)
Payments on notes payable	(190)	(1,463)
Payments on debt issuance costs	—	(1,114)
Borrowings under term loan facility and line of credit	—	105,000
Repayments under term loan facility and line of credit	(5,625)	(111,000)
Principal payments on finance leases	(1,064)	(951)
Proceeds from stock option exercise	2,425	38
Proceeds from sales of common stock under employee stock purchase plan	2,838	2,779
Cash used to pay taxes on stock grants	(1,241)	(205)
Net cash (used in) provided by financing activities	(2,857)	(21,595)
Net increase (decrease) in cash, cash equivalents and restricted cash	29,709	(6,598)
Cash, cash equivalents and restricted cash at beginning of period	23,397	19,485
Cash, cash equivalents and restricted cash at end of period	$53,106	$12,887
Supplemental disclosures of cash flow information:
Cash paid (received) during the period for:
Interest	$5,301	$8,025
Income taxes	1,203	(3,154)
Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under finance leases	1,322	652

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Revenue to Net Revenue

(in thousands)

(Non-GAAP Measure)

	Three Months Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2024	2023	2024	2023
Consolidated
Contract revenue	$158,252	$132,738	$421,737	$354,418
Subcontractor services and other direct costs	82,563	67,454	204,667	165,508
Net Revenue	$75,689	$65,284	$217,070	$188,910

Energy segment
Contract revenue	$134,036	$111,030	$352,634	$292,330
Subcontractor services and other direct costs	81,805	66,377	202,015	162,557
Net Revenue	$52,231	$44,653	$150,619	$129,773

Engineering and Consulting segment
Contract revenue	$24,216	$21,708	$69,103	$62,088
Subcontractor services and other direct costs	758	1,077	2,652	2,951
Net Revenue	$23,458	$20,631	$66,451	$59,137

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(Non-GAAP Measure)

	Three Months Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2024	2023	2024	2023
Net income (loss)	$7,346	$1,566	$14,882	$2,895
Interest expense	1,934	2,437	6,031	7,110
Income tax expense (benefit)	157	713	1,863	1,712
Stock-based compensation	2,020	1,244	5,355	4,064
Depreciation and amortization	3,716	4,190	10,937	12,518
(Gain) Loss on sale of equipment	4	(13)	(13)	(63)
Adjusted EBITDA	$15,177	$10,137	$39,055	$28,236

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted Diluted EPS

(in thousands, except per share amounts)

(Non-GAAP Measure)

	Three Months Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2024	2023	2024	2023
Net income (loss)	$7,346	$1,566	$14,882	$2,895
Adjustment for stock-based compensation	2,020	1,244	5,355	4,064
Tax effect of stock-based compensation	(317)	(252)	(841)	(823)
Adjustment for intangible amortization	1,738	2,662	5,414	7,910
Tax effect of intangible amortization	(273)	(539)	(851)	(1,601)
Adjustment for refinancing costs	—	467	—	467
Tax effect of refinancing costs	—	(95)	—	(95)
Adjusted Net Income (Loss)	$10,514	$5,053	$23,959	$12,817

Diluted weighted-average shares outstanding	14,358	13,709	14,130	13,563

Diluted earnings (loss) per share	$0.51	$0.11	$1.05	$0.21
Impact of adjustment:
Stock-based compensation per share	0.14	0.09	0.38	0.30
Tax effect of stock-based compensation per share	(0.02)	(0.02)	(0.06)	(0.06)
Intangible amortization per share	0.12	0.19	0.39	0.58
Tax effect of intangible amortization per share	(0.02)	(0.03)	(0.06)	(0.11)
Refinancing costs per share	—	0.03	—	0.03
Tax effect of refinancing cost per share	—	—	—	—
Adjusted Diluted EPS	$0.73	$0.37	$1.70	$0.95

Contact:

Willdan Group, Inc.

Al Kaschalk

Vice President

Tel: 310-922-5643

akaschalk@willdan.com